Report of Independent Auditors



The Board of Trustees and Shareholders of
Duff  & Phelps Utilities Tax-Free Income
Inc.

In  planning and performing our audit of
the  financial  statements  of  Duff   &
Phelps  Utilities Tax-Free Income  Inc.,
for the year ended October 31, 1997,  we
considered   their   internal   control,
including   controls  over  safeguarding
securities,  in order to  determine  our
auditing  procedures for the purpose  of
expressing our opinion on the  financial
statements  and  to  comply   with   the
requirements  of  Form  N-SAR,  not   to
provide assurance on internal control.

The   management  of   Duff   &   Phelps
Utilities   Tax-Free  Income   Inc.   is
responsible    for   establishing    and
maintaining   internal   control.     In
fulfilling      this     responsibility,
estimates  and  judgments by  management
are  required  to  assess  the  expected
benefits  and related costs of controls.
Generally, controls that are relevant to
an   audit   pertain  to  the   entity's
objective    of   preparing    financial
statements  for external  purposes  that
are  fairly presented in conformity with
generally       accepted      accounting
principles.  Those controls include  the
safeguarding    of    assets     against
unauthorized   acquisition,   use,    or
disposition.

Because   of  inherent  limitations   in
internal     control,     errors      or
irregularities may occur and may not  be
detected.   Also,  projection   of   any
evaluation of internal control to future
periods  is subject to the risk that  it
may become inadequate because of changes
in  conditions or that the effectiveness
of   the   design   and  operation   may
deteriorate.

Our  consideration of  internal  control
would   not  necessarily  disclose   all
matters  in internal control that  might
be  material weaknesses under  standards
established by the American Institute of
Certified    Public   Accountants.     A
material  weakness  is  a  condition  in
which  the  design or operation  of  any
specific internal control component does
not reduce to a relatively low level the
risk  that  errors or irregularities  in
amounts   that  would  be  material   in
relation  to  the  financial  statements
being  audited  may  occur  and  not  be
detected  within  a  timely  period   by
employees   in  the  normal  course   of
performing   their  assigned  functions.
However,  we noted no matters  involving
internal   control,  including  controls
over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



Chicago, Illinois
November 21, 1997